EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-161073, 333-156350, and 333-154418 on Form S-3 and Nos. 33-83676, 33-95766, 333-160371, 333-160370, 333-40316, 333-100420, 333-120131, 333-125298, 333-135439, 333-144811, and 333-145207 on Form S-8 of our reports dated March 4, 2010, relating to the consolidated financial statements of Columbia Banking System, Inc., and the effectiveness of Columbia Banking System, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Columbia Banking System, Inc., for the year ended December 31, 2009.

Seattle, Washington

March 4, 2010